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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): April 23, 1999



                              BULL RUN CORPORATION
             (Exact name of registrant as specified in its charter)

           Georgia                         0-9385                91-1117599
       (State or other            (Commission file number)    (I.R.S. Employer
jurisdiction of incorporation)                               Identification No.)

                               4370 Peachtree Road
                             Atlanta, Georgia 30319
                    (Address of principal executive offices)
                                 (404) 266-8333
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

         On April 9, 1999, Samuel R. Shapiro ("Shapiro"), Shapiro Capital Management Company, Inc., a Georgia corporation ("Shapiro Capital") and The Kaleidoscope Fund, L.P. ("Kaleidoscope," and together with Shapiro and Shapiro Capital, collectively, the "Shapiro Parties") filed a Schedule 13G/A with the Securities and Exchange Commission reflecting purchases of additional shares of the Company's Common Stock and disclosing that the Shapiro Parties were the beneficial owners of a total of 16.4% of the outstanding shares of Common Stock. The Company informed Bull Run that it believes Bull Run is an Associate (as defined in the Rights Agreement, dated July 1, 1994, between the Company and ChaseMellon Shareholder Services, L.L.C., as amended (the "Rights Plan")) of Shapiro and that, unless the Company had taken action to amend the Rights Plan, based on the number of shares of Common Stock beneficially owned by Bull Run and the Shapiro Parties, collectively, that the Shapiro Parties would have become Acquiring Persons under the Rights Plan and a Stock Acquisition Date (as defined in the Rights Plan) would have occurred.

         In connection with amending the Rights Plan to prevent the Rights Plan from being triggered, on April 23, 1999, Bull Run and the Company entered into Amendment Number One to Standstill Agreement (the "Amendment"). Pursuant to the Amendment, Bull Run (together with its affiliates and associates) will not beneficially own more than 10.7% of the outstanding Common Stock or such lesser percentage as Bull Run may own from time to time (but in no event less than 10.1%), the computation of which percentage shall not include any shares of Common Stock issuable or issued upon exercise of the Warrants or issuable upon conversion or exercise of any other outstanding convertible or exchangeable securities. In this regard, Bull Run agreed in the Amendment to sell in the open market, on or before July 1, 1999, 30,000 shares of Common Stock, such number being equal to the number of shares of Common Stock acquired by Bull Run since the filing of Amendment No. 2 to its Schedule 13D. In addition, the Amendment requires that Bull Run vote its Common Stock for the slate of directors nominated by the Company's Board of Directors at the Annual Meeting of Stockholders to be held in January 2000 or at any adjournment or postponement thereof. The Amendment also affords Bull Run the right to participate on the same basis as any other person in any Board of Directors initiated process to explore strategic alternatives that could reasonably be expected to lead to a change in control of the Company or if the Board should determine to enter into any agreement with any other person regarding a change in control of the Company. Bull Run also has agreed that in certain circumstances it will vote all of its Common Stock in favor of certain transactions that will result in a change in control of the Company and that it will sell all of its Common Stock in such transaction.

         The Amendment is being filed as an exhibit hereto and is hereby incorporated by reference herein.




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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits

                  Exhibit No.       Description
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                  10.1              Amendment Number One to Standstill
                                    Agreement, dated April 23, 1999, between
                                    Bull Run Corporation and Rawlings Sporting
                                    Goods Company, Inc.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   BULL RUN CORPORATION


Date:  May 7, 1999                                 By: /s/ Frederick J. Erickson
                                                       -------------------------
                                                       Frederick J. Erickson
                                                       Vice President - Finance


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